UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2016 (June 7, 2016)

TCP CAPITAL CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00899	56-2594706
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2951 28th Street, Suite 1000
Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (310) 566-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 of this Form 8-K is incorporated herein by reference. TCP Capital Corp. (the “Company”) issued the Common Stock in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the initial purchaser. The shares of common stock issued from the conversion of the Note have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01. Other Events.

On June 7, 2016, the Company issued 2,011,900 shares of its common stock (the “Common Stock”) pursuant to the full conversion, at the holder’s option, of the $30 million in aggregate principal amount (plus accrued interest) of the 5.25% convertible note due 2021 (the “Note”) issued by the Company on April 18, 2016, to CNO Financial Investments Corp. The note was converted at a price of $15.02 per share of Common Stock, which was the Company’s net asset value on the date of conversion, and which included accumulated earnings prior to deduction of the $0.36 dividend payable on June 30, 2016 to shareholders of record on June 16, 2016. The pre-dividend NAV used in the conversion includes both undistributed net investment income and net realized and unrealized gains. There were no placement agent or underwriting fees incurred in connection with the transaction.

The Note was convertible (1) by the holder at its option in whole or in part at any time prior to maturity, or (2) automatically in its entirety on the date on which the closing price of the Common Stock was at or above the Company’s most recent publicly reported net asset value per share of Common Stock for at least ten trading days (whether or not consecutive) in a 20 consecutive trading day period.

Pursuant to the terms of the Note, the number of shares of Common Stock issuable to the holder upon conversion was equal to the quotient of (i) the outstanding principal balance of the Note plus accrued interest divided by (ii) the higher of (x) the closing price of the Common Shares on the conversion date and (y) the Company’s most recent publicly reported net asset value per Common Share as adjusted in good faith by or under the direction of the board of directors of the Company within 24 hours prior to the conversion date.

The information disclosed under this Item 8.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCP CAPITAL CORP.

Date: June 8, 2016

	By:	/s/ Paul L. Davis
	Name:	Paul L. Davis
	Title:	Chief Financial Officer